UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

REDDY ICE HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 28, 2011 Reddy Ice Holdings, Inc. (“Reddy Ice” or the “Company”) was notified by NYSE Regulations, Inc. that it is not in compliance with one of the continued listing standards of the New York Stock Exchange (the “NYSE”).

Reddy Ice is considered below the continued listing criteria established by the NYSE because the Company’s average closing price has been less than $1.00 over a consecutive 30 trading-day period.

In accordance with NYSE procedures, Reddy Ice has six months from the receipt of the notice on November 28, 2011 to bring its share price and average share price above $1.00.  If, at the expiration of the six month period, the Company fails to achieve both a $1.00 share price and average share price over the preceding 30 trading days, the Company will be subject to suspension and delisting proceedings.  As required by the NYSE’s rules, the Company plans to notify the NYSE within 10 days of receipt of the non-compliance notice of the Company’s intent to remedy its non-compliance.

The Company previously announced on September 27, 2011 that it had been notified by the NYSE regarding the Company’s non-compliance with the NYSE’s $50 million minimum market capitalization requirements.  On November 21, 2011, the Company announced that its plan to restore compliance with continued listing standards had been accepted by the NYSE.

The Company’s common stock remains listed on the NYSE under the symbol “FRZ,” but has been assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE’s continued listing standards.  The Company is required to maintain compliance with other applicable NYSE continued listing requirements, including the minimum global market capitalization standard, which requires the Company to maintain an average global market capitalization of at least $15 million over a consecutive 30 trading-day period.  Failure to maintain compliance with this requirement would result in the NYSE promptly initiating suspension and delisting procedures.  On November 28, 2011, Reddy Ice’s common stock had a closing price of $0.69 per share, equating to a market capitalization of approximately $16.1 million, and a 30 trading-day average closing price of $0.93 per share.

On November 29, 2011, the Company issued a press release regarding its receipt of the notification from NYSE Regulations, Inc.  The press release is contained in Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

	99.1†	Press Release, dated November 29, 2011.

†	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       November 30, 2011

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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